EXHIBIT 10.1

AMERICAN EAGLE OUTFITTERS, INC.

RESTRICTED STOCK EXCHANGE AND DEFERRAL AGREEMENT

Fiscal 2006 Election Deferral Form

for Employees under the American Eagle Outfitters, Inc., 2005 Stock Incentive Plan

I, the undersigned, an Employee of American Eagle Outfitters, Inc., a Delaware corporation (the "Company"), hereby enter into the Restricted Stock Exchange and Deferral Agreement represented by this Election Deferral Form and the Terms and Conditions attached hereto as Exhibit A, which Terms and Conditions are incorporated herein by reference, by and between me (as the Employee) and the Company (the "Agreement"), and hereby make the following elections with respect to my Restricted Shares (as defined in the Agreement and as listed below) on the date indicated below.

1. Election Regarding Exchange of Restricted Shares for Restricted Stock Units Earned During the Performance Period Ended February 3, 2007.

TO EXCHANGE 100% of the Restricted Shares received under my Restricted Stock Agreement for Restricted Stock Units pursuant to the terms of the Agreement.
NOT TO EXCHANGE the Restricted Shares received under my Restricted Stock Agreement. (Note: If you check this box, please skip the remaining sections and sign, date and return.)

2. Election Regarding the Deferral of Restricted Stock Units Received in the Exchange for Restricted Shares.

I have elected to exchange 100% of the Restricted Shares I received under my Restricted Stock Agreement for Restricted Stock Units, and I further elect with respect to such Restricted Stock Units:

TO DEFER ___% of the Restricted Stock Units otherwise payable to me. (Note: You must make this election by July 28, 2006, and you must elect to defer between 50% and 90% of the Restricted Stock Units, in an increment of 10%.)

3. Scheduled Distribution Election (Subject to Terms of Agreement).

If I made the Exchange and Deferral Elections pursuant to Sections 1 and 2, I elect a lump sum Scheduled Distribution equal to _____% of my Restricted Stock Unit Account balance in calendar year _______ (must be 2011 or later), which will be payable within 60 days of January 1.
I do not elect to receive a Scheduled Distribution.

4. Elections Regarding Form of Distribution Upon Retirement (Subject to Terms of Agreement).

To receive a lump sum payment.

To receive ___ (maximum of ten) substantially equal annual installments, the first installment being paid 60 days after termination of service. This election to receive installments is not applicable if Retirement occurs before the end of the Fiscal Year Period.

5. Change in Control Event Election (Subject to Terms of Agreement).
I elect to receive a lump sum distribution of my Restricted Stock Units upon the occurrence of a Change in Control Event (as defined in the Agreement).
I do not elect to receive a distribution upon a Change in Control Event.

6. Terms Common to the Elections.

With respect to the foregoing elections, I understand that:

(a) any election that I have made is irrevocable, subject to a possible one time delay of a scheduled distribution under Section 3 above and Section 6(c) of the Terms and Conditions;

(b) neither I nor my legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Restricted Stock Units unless and until certificates for such Common Stock have been issued;

(c) all deferrals and payments of cash or Common Stock are subject to tax withholding requirements, if any;

(d) this Election Form is intended to comply with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder. To the extent that any elections do not comply with Section 409A or any regulations thereunder, the election shall be deemed to be modified to be consistent with Section 409A and guidance promulgated thereunder. I agree to any changes necessary to bring this Election Form into conformity with Section 409A and the guidance promulgated thereunder;

(e) the Company has not and will not provide me with any advice or opinion regarding the tax consequences of this election and the Agreement, and that I am solely responsible for obtaining my own tax advisor with respect to these matters; and

(f) in the event of any discrepancy between the Agreement and this Election Form, the Agreement shall control.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

AMERICAN EAGLE OUTFITTERS, INC.

Date:	By:

Its:

EMPLOYEE

Date:	Signature:

Print Name:

PLEASE SIGN AND RETURN TO HUMAN RESOURCES ON OR BEFORE JULY 28, 2006

Exhibit A

AMERICAN EAGLE OUTFITTERS, INC.

RESTRICTED STOCK EXCHANGE AND DEFERRAL AGREEMENT

TERMS AND CONDITIONS

This Restricted Stock Exchange and Deferral Agreement (this "Agreement") is entered into by and between American Eagle Outfitters, Inc., a Delaware corporation, (the "Company") and the individual employee identified in the accompanying Election Deferral Form (the "Employee"), effective as of July 28, 2006 (the "Effective Date").

Recitals

WHEREAS, the Employee has been granted shares of restricted stock (" Restricted Shares") under the Company 2005 Stock Incentive Plan (the "Stock Plan") for the performance period of service that consists of the Company's fiscal year ending February 3, 2007 (the "Fiscal Year Period"), subject to a restricted stock agreement (the "Restricted Stock Agreement"), that included performance-based vesting conditions established and to be certified by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"); and

WHEREAS, the Employee will vest in his or her Restricted Shares if the Committee certifies that the Company met its performance goals for the Fiscal Year Period and, except as otherwise provided in the Restricted Stock Agreement in cases of death, Disability, and Retirement, the Employee has remained continuously employed with the Company until such certification occurs (the "Period of Restriction"); and

WHEREAS, the Employee desires to exchange his unvested Restricted Shares for the future right to receive an equivalent amount of shares ("Restricted Stock Units") of common stock of the Company, par value $0.01 ("Common Stock") that will become payable if the performance conditions in the Restricted Stock Agreement are met and, except as otherwise provided in the Restricted Stock Agreement and in this Agreement in cases of death, Disability, and Retirement, the Employee has remained continuously employed with the Company throughout the Period of Restriction.

WHEREAS, pursuant to Section 8(c) of the Stock Plan, an Employee may defer the receipt of payment of Awards (as such term is defined in the Stock Plan) that would otherwise be payable to the Employee under the Stock Plan, with the permission of and on such terms as are established by the Committee in its discretion; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") allows participants in a nonqualified deferred compensation plan to defer the receipt of qualified performance-based compensation until the date that is six months before the last day of the performance period; and

WHEREAS, by a resolution dated July 12, 2006 (the "Committee Resolution"), the Committee has determined that an Employee may exchange his or her unvested Restricted Shares for the receipt of Restricted Stock Units, the payment of which the Company will make to the Employee if the performance conditions described in the Restricted Stock Agreement and Section 1 of this Agreement are satisfied.

WHEREAS, under the Committee Resolution, the Committee has determined that an Employee may defer the receipt of payment of Restricted Stock Units by entering into this Agreement by executing and delivering to the Company an Election Form (as defined below) to that effect; and

WHEREAS, the Company, according to the Committee Resolution, and the Employee desire to establish the terms upon which the Employee may exchange all or a portion of his or her unvested Restricted Shares for Restricted Stock Units of an equivalent value, the payment of which the Employee may defer;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Exchange of Shares; Election to Defer.

Employee may elect to exchange 100% of the Restricted Shares payable under the Restricted Stock Agreement for an equivalent number of Restricted Stock Units. Such exchange will occur by canceling or returning to treasury any Restricted Shares held in escrow and replacing them with Restricted Stock Units. If the Employee makes such an exchange election, the Employee may subsequently elect to defer, in any increment of 10%, the receipt of an amount of such Restricted Stock Units between a minimum of 50% and a maximum of 90% of the Restricted Stock Units received upon exchange, as provided in this Agreement. Notwithstanding the foregoing, the Employee may make such exchange and deferral elections only if the Employee was employed with the Company at the beginning of the Fiscal Year Period. If the Employee does not elect to exchange 100% of the Restricted Shares for Restricted Stock Units, the Employee will not be permitted to defer the receipt of any Restricted Stock Units, and the Employee's Restricted Shares shall continue to be subject to the terms of the Restricted Stock Agreement. The Company will credit the number of Restricted Shares exchanged to a share unit bookkeeping account (the "Restricted Stock Unit Account") established for the Employee according to Section 3 of this Agreement. The Company will pay the value of the Restricted Stock Unit Account, as provided in Section 6 of this Agreement, only if 1) the Committee certifies that the performance goals described in the Restricted Stock Agreement have been met and 2) except as otherwise provided in this Agreement in cases of death, Disability (as defined below), and Retirement, the Employee remains employed with the Company throughout the Period of Restriction. For purposes of this Agreement, "Disability" means a condition in which the Employee is by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months 1) unable to engage in any substantial gainful activity, or 2) receiving income replacement benefits for a period of not less than 3 months under an accident or health plan of the Company.

2. Deferral Election and Election Form.

Employee may make an election to defer the Restricted Stock Units, in accordance with Section 1 of this Agreement, by completing and delivering an election form (the "Election Form") to the Company. The Election Form will be in the form attached to these Terms and Conditions as Exhibit A. An Election Form effective for Restricted Stock Units must be delivered to the Company at least six-months before the end of the performance period established in the Restricted Stock Agreement. An election to defer the receipt of the Restricted Stock Units made pursuant to the Election Form shall be irrevocable.

3. Restricted Stock Unit Account.

The number of Restricted Stock Units deferred as provided in the Election Form pursuant to Section 2 of this Agreement shall be credited to the Employee's Restricted Stock Unit Account. Each Restricted Stock Unit Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the Employee (or the beneficiaries of a deceased Employee) as described in Section 6 below. No funds shall be set aside or earmarked for any Restricted Stock Unit Account, which shall be purely a bookkeeping device.

4. Dividends.

To the extent that cash dividends are paid on the Common Stock after the Effective Date and before the date the Common Stock is distributed to the Employee, additional credits will be made to the Employee's Restricted Stock Unit Account. Such credits shall be equal to the number of full or fractional shares of Common Stock that could have been purchased with such cash dividends based on the closing price of the Common Stock on the date such dividends are paid. In the case of a dividend on the Common Stock or a Common Stock split, additional credits will be made to the Employee's Restricted Stock Unit Account of a number of Restricted Stock Units equal to the number of full or fractional shares of Common Stock that the Employee would have received had the Employee been the owner on each record date of Common Stock equal to the number of Restricted Stock Units in his or her Restricted Stock Unit Account on such date. The additional Restricted Stock Units credited to the Employee's Restricted Stock Unit Account under this Section 4 shall vest in the same manner as the Employee's Restricted Stock Units deferred pursuant to Section 1 of this Agreement and as the Employee's Restricted Shares would vest under the Restricted Stock Agreement.

5. Capital Adjustments.

In the event of a stock split, stock dividend, reclassification, reorganization, redesignation, or other change in the Company's capitalization, the number of Restricted Stock Units in the Employee's Restricted Stock Unit Account shall be proportionately adjusted or substituted to reflect such change.

6. Distribution of Employee Restricted Stock Units.

(a) Distributions of Undeferred Restricted Stock Units. Any Restricted Stock Units that the Employee received in exchange for his or her Restricted Shares but that the Employee did not elect to defer shall be distributed after the end of the Period of Restriction.

(b) Scheduled Distributions. In connection with the election to defer Restricted Stock Units, an Employee may irrevocably elect, by completing the Election Form pursuant to Section 2 of this Agreement, to receive a distribution (in the manner provided in Section 6(i)) of his or her Restricted Stock Units in a specified calendar year (a "Scheduled Distribution"). The Scheduled Distribution shall be made in a lump sum payment. Subject to the other terms and conditions of this Agreement, each Scheduled Distribution shall be paid during a sixty (60) day period commencing immediately after the first day of any calendar year designated by the Employee. The calendar year must be at least three (3) calendar years after the end of the calendar year to which the Employee's deferral election relates. By way of example, if Restricted Stock Units are deferred in 2006, the earliest that a Scheduled Distribution could become payable would be during the sixty (60) day period commencing January 1, 2011.

(c) One-Time Election to Delay a Scheduled Distribution. An Employee may make a one time election to postpone a Scheduled Distribution described in Section 6 (b). In order to make this one time election, the Employee must submit a new Election Form with the following criteria:

    The Election Form must be submitted to and accepted at least twelve (12) months prior to the Employee's previously designated Scheduled Distribution;
    The new Scheduled Distribution must be at least five years after the previously designated Scheduled Distribution; and
    The election of the new Scheduled Distribution shall have no effect until at least twelve (12) months after the date on which the election is made.

(d) Other Benefits Take Precedence Over Scheduled Distributions. Notwithstanding anything in this Agreement to the contrary, including Sections 6(b) and 6(c) above, distributions triggered under Sections 6(e) through 6(h) below take precedence over Scheduled Distributions. In such cases, payments shall be made under the terms of the applicable part of Section 6 of this Agreement and not under the terms of the Scheduled Distribution.

(e) Distributions Upon Separation of Service.

  Separation of Service Due to Retirement Upon termination and separation of the Employee's service, as defined in Internal Revenue Code Section 409A and the guidance promulgated thereunder ("Section 409A"), to the Company (or, if later, to an Affiliate, as defined below) for any reason other than a leave of absence, death or Disability on or after the attainment of age fifty-five with five years of service ("Retirement"), the Company shall distribute the Employee's Restricted Stock Units (in the manner provided in Section 6(i)) in (1) up to a maximum of ten substantially equal annual distributions starting 60 days after the date of such termination and separation, or (2) a lump sum within 60 days of such termination, as elected by the Employee. Notwithstanding any provision of this Agreement to the contrary, if the Employee's Retirement occurs before the end of the Fiscal Year Period, and the Committee certifies that the performance goals described in the Restricted Stock Agreement have been met, the Company shall distribute the Employee's Restricted Stock Units in a lump sum within 60 days after the date of certification. In the case of such a Retirement, the Employee's Restricted Stock Units shall be prorated based on the number of days the Employee was employed during the Fiscal Year Period divided by the number of days in the Fiscal Year Period. If the Employee's Retirement occurs before the end of the Fiscal Year Period and the Committee does not certify that the performance goals have been met, the Employee shall forfeit the right to receive a distribution of his or her Restricted Stock Units. The form of distribution must be specified at the time the initial Election Form is completed. If no form of distribution is elected, the distribution shall be in a lump sum. However, notwithstanding any provision to the contrary, if an Employee also is a "key employee" for purposes of Section 416(i) of the Code, then no distribution shall occur until 30 days after 6 months following termination and separation of service from the Company. For purposes of this Agreement, an "Affiliate" is entity that is part of 1) a controlled group of corporations as defined in Section 414(b) of the Code, 2) a group of trades or businesses, whether or not incorporated, under common control as defined in Section 414(c) of the Code, or 3) an affiliated service group within the meaning of Section 414(m) of the Code.
  Other Separation of Service. Upon termination and separation of the Employee's service to the Company (or, if later, any service to an Affiliate) for a reason other than Retirement, the Company shall distribute the Employee's Restricted Stock Units (in the manner provided in Section 6(i)) in a lump sum within 60 days of such termination. However, if an Employee is a "specified employee" for purposes of Section 409A, then no distribution shall occur until 60 days after 6 months following termination and separation of service from the Company (or, if later, from an Affiliate).

(f) Distributions Upon Death or Disability. Except as provided below, if the Employee incurs a Disability or dies after the end of the Fiscal Year Period, and the Committee has certified that the performance goals have been met, the Company shall distribute the Employee's Restricted Stock Units to the Employee (or his or her beneficiaries in the event of his or her death) in a lump sum within 60 days after the Company receives written notice of such event, including any unpaid installments if distributions are currently being made. Notwithstanding any provision of this Agreement to the contrary, if the Employee dies or incurs a Disability before the end of the Fiscal Year Period, and the Committee certifies that the performance goals have been met, then the Company shall distribute the amount of the Employee's Restricted Stock Units in the Employee's Restricted Stock Unit Account on the date of his death or Disability to the Employee (or the Employee's beneficiaries in the event of the Employee's death) in a lump sum within 60 days of the Committee's certification. The distribution shall be in the manner provided in Section 6(i).

(g) Distributions Upon a Change in Control Event. The Employee may irrevocably elect pursuant to the Election Form to receive the distribution in a lump sum within 60 days after a Change in Control Event, as defined below. If the Employee does not elect pursuant to the Election Form to receive a distribution upon a Change in Control Event, then the Employee shall not receive a distribution upon a Change in Control Event, and the distribution of the Employee's Restricted Stock Unit Account shall be subject to the other terms and conditions of this Agreement. For purposes of this Agreement, a "Change in Control Event" is defined to include any of the following events:

    A person, partnership, corporation, trust or other entity ("Person") acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) are owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination.
    In any 12-month period during the term of this Plan, individuals who at the beginning of such period are members of the Board ("Original Board Members") cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members or elected by them.

(h) Distribution Upon a Severe Financial Hardship. Notwithstanding any provision to the contrary, the Employee shall, after petitioning the Committee, receive a distribution of his or her Restricted Stock Units (in the manner provided in Section 6(i)) in a lump sum within 60 days after the occurrence of a severe financial hardship that is considered an unforeseeable emergency under Section 409A (a "Severe Financial Hardship"). A Severe Financial Hardship will be considered a hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse or a dependent (as defined in Internal Revenue Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of the events beyond the control of the Participant, all as determined in the sole discretion of the Committee. The Restricted Stock Units distributed as result of a Severe Financial Hardship will be limited to the extent the Committee deems necessary to satisfy the Employee's Severe Financial Hardship plus any taxes reasonably anticipated because of the distribution. Notwithstanding any other provision in this Section 6(h), the Employee may not receive a distribution upon the occurrence of a Severe Financial Hardship to the extent that the Severe Financial Hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of the Employee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (3) by suspension of deferrals under this Agreement, if the Committee, in its sole discretion, determines that suspension is required by Section 409A or any other applicable tax law.

(i) Form of Distribution. Distributions of the Employee's Restricted Stock Units shall be made in the form provided in this Section 6(i). The Company, or its designee, shall deliver to the Employee a certificate representing the number of shares of Common Stock equal to the number of whole shares of Restricted Stock Units in the Employee's Restricted Stock Unit Account rounded up to the next whole share if the Employee's Restricted Stock Unit Account contains any fractional shares, registered in the name of such Employee (or his or her beneficiaries). In the event of the Employee's death, payment of any amount due under this Agreement shall be made to the beneficiary or beneficiaries designated by the Employee in a writing delivered to the Company. If the Employee fails to designate a beneficiary, payment of any amount due under the Agreement shall be made to the duly appointed and qualified executor or other personal representative of the Employee to be distributed in accordance with his or her will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death, then to such persons as, at the date of the Employee's death, would be entitled to share in the distribution of such Employee's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

7. Non-transferability.

Employee's Restricted Stock Unit Account, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

8. Employee's Rights Unsecured.

The right of the Employee or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Employee nor his or her beneficiary shall have any rights in or against any amounts credited to the Employee's Restricted Stock Unit Account or any other specific assets of the Company. All amounts credited to the Employee's Restricted Stock Unit Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

9. Tax Advisor.

Nothing contained in this Agreement is intended, nor shall it be construed, as providing advice to the Employee regarding the tax consequences of this Agreement and the Election Form to the Employee. The Company urges the Employee to consult his or her own personal tax advisor to determine the particular tax consequences of this Agreement and the Election Form to the Employee, including the effect of federal, state and local taxes, and any changes in the tax laws from the date of this Agreement.

10. Tax Withholding.

Notwithstanding anything in this Agreement to the contrary, the Company shall not deliver the Common Stock otherwise payable to the Participant until the Participant delivers to the Company the amount of, or the Company has withheld, any required federal, state or local income and other withholding taxes. The Company is mandated to withhold a number of shares of common stock equal in value to Employee's withholding obligations and to pay this amount to the Internal Revenue Service on Employee's behalf.

11. Expenses.

Costs of administration of this Agreement will be paid by the Company.

12. Notices.

Any notice required to be given to the Company (including, but not limited to the Election Form) under this Agreement shall be in writing, or by electronic means, and shall be received when actually delivered, or mailed postage paid as first class U.S. Mail. Notices shall be directed to the Company at its corporate offices to the attention of Human Resources - Stock Plan Administrator. Any notice required to be given to the Employee shall delivered to the address stated in the Employee's Election Form or the last address of record with the Company for the Employee.

13. Waiver.

No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

14. Governing Law; Assignment; Binding Effect.

This Agreement shall be governed by the laws of the State of Delaware, except to the extent preempted by federal law. This Agreement may not be assigned by Employee without the prior written consent of the Company. The obligations of the Company under this Agreement shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

15. Entire Agreement; Amendment.

This Agreement, including these Terms and Conditions and the Election Form, and the Stock Plan contain the entire agreement between the Employee and the Company with respect to the subject matter hereof and supersede all previous agreements, written or oral, between the parties relating to the subject matter hereof except as provided in Section 10. No amendment or modification of the terms of the Agreement shall be binding on the parties hereto unless reduced to writing and signed by the Employee and the Company. This agreement shall be interpreted in accordance with Section 409A and shall be administered in accordance with Section 409A. Further, other provisions of the Agreement notwithstanding, the terms of any Restricted Stock Unit shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Stock Plan notwithstanding, the Company shall have no authority to accelerate distributions in excess of the authority permitted under Section 409A or any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a "key employee as defined under Section 409A . Notwithstanding the above, the Employee shall agree to any amendment needed to bring the Agreement in compliance with Section 409A.

16. Employment.

Nothing contained in this Agreement shall be construed to constitute an employment contract between the Employee and any person or entity, or an acknowledgement of any employment relationship between the Employee and the Company.

17. No Shareholder Voting Rights.

Nothing in this Agreement may be construed to give the Participant shareholder voting rights in the Company with respect to any shares of the Company's common stock until the date of issuance to the Participant of a certificate or other evidence of ownership representing such common stock of the Company.

18. Securities Law Compliance.

The delivery of all or any of the Common Stock to the Employee shall only be effective at such time that the issuance of such Common Stock will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of shares under the Securities Act of 1933 or to effect any state registration or qualification of the shares. The Company may, in its sole discretion, delay the delivery of the shares or place restrictive legends on such shares in order to ensure that the issuance of any shares will be in compliance with federal or state securities laws and the rules of the Nasdaq National Market or any other exchange upon which the Company's Common Stock is traded. Notwithstanding the foregoing, delivery of the Common Stock shall be made in a manner that is compliant with the distribution rules of Section 409A.

19. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original.

20. Severability.

In the event any provision of this Agreement is held illegal or invalid, the remaining provisions of this Agreement shall not be affected thereby.